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                                                                EXHIBIT 23.4

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to the Registration Statement No. 333-38429 of AmeriPath, Inc. on Form S-1 of our reports appearing in Registration Statement No. 333-34265 on Form S-1 of AmeriPath, Inc., as follows: dated October 1, 1996 on the financial statements of Derrick and Associates Pathology, Inc.; and dated November 1, 1996 on the financial statements of Volusia Pathology Group, M.D., P.A.


/s/ Deloitte & Touche LLP


DELOITTE & TOUCHE LLP
Orlando, Florida

October 22, 1997